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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2015

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	001-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 13, 2015, Regency Centers, L.P. (the “Operating Partnership”), as Borrower, and Regency Centers Corporation (the “Company”), as Guarantor, amended its existing $800 million unsecured revolving credit facility (the “Facility”). The Amendment will extend the maturity date to May 13, 2019 and reduce the applicable interest rate. The Facility will initially bear interest at an annual rate of LIBOR plus 100 basis points on any drawn balance and will include an annual 20 basis point facility fee on the entire $800 million capacity. The interest rate is based on the higher of the Company’s current corporate credit ratings from Moody's and S&P. Further, the Company will have options to extend maturity for two additional six-month periods.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Third amendment to third amended and restated credit agreement
Exhibit 99.1	Press release dated May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	REGENCY CENTERS CORPORATION
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer
Date: May 18, 2015	REGENCY CENTERS, L.P.
By: Regency Centers Corporation, its general partner
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer